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EXHIBIT 11.1


                                        DEPARTMENT 56, INC.

                 COMPUTATION OF NET INCOME AND INCOME BEFORE EXTRAORDINARY ITEM
                                            PER SHARE

                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                                                   Year                     Year                 Year
                                                                   Ended                    Ended                Ended
                                                                January 2,               January 3,          December 28,
                                                                   1999                     1998                 1996
                                                                   ----                     ----                 ----
BASIC:

Net Income                                                        $46,516                  $42,781              $45,944
                                                                  -------                  -------              -------
                                                                  -------                  -------              -------

Weighted average number of common shares outstanding               18,676                   20,744               21,560

Net Income per Common Share                                       $  2.49                  $  2.06              $  2.13
                                                                  -------                  -------              -------
                                                                  -------                  -------              -------


ASSUMING DILUTION:

Net Income                                                        $46,516                  $42,781              $45,944
                                                                  -------                  -------              -------
                                                                  -------                  -------              -------

Weighted average number of common shares outstanding               18,676                   20,744               21,560

The number of shares resulting from the assumed
exercise of stock options reduced by the number
of shares which could have been purchased with the
proceeds from such exercise, using the average
market price during the period.                                       284                      152                  199
                                                                  -------                  -------              -------


Weighted average number of common and
 common equivalent shares                                          18,960                   20,896               21,759
                                                                  -------                  -------              -------
                                                                  -------                  -------              -------


Net Income per Common Share Assuming Dilution                     $  2.45                  $  2.05              $  2.11
                                                                  -------                  -------              -------
                                                                  -------                  -------              -------
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